UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2009

NATURALNANO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-49901	87-0646435
(Commission File Number)	(IRS Employer Identification No.)

832 Emerson Street
Rochester, New York 14613
(Address of Principal Executive Offices, Zip Code)

(585) 267-4848
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Director

On February 10, 2009, Platinum Long Term Growth IV, LLC, (the “Series C Holder”), the sole holder of the Series C Convertible Preferred Stock, of NaturalNano, Inc., a Nevada corporation (the “Registrant”), elected and appointed James Wemett as the Series C Director to the Registrant’s Board of Directors. The election was made pursuant to Section 7 of the Certificate of Designation of Rights, Preferences, Designations, Qualifications and Limitations of the Series C Preferred Stock of the Registrant. Mr. Wemett’s appointment is effective immediately and he will serve at the discretion of the Series C Holder, until his successor is duly appointed and qualified.

James Wemett is an experienced entrepreneur and consultant, involved in the formation and growth of numerous private and public companies. From July 2007 until November 2008, Mr. Wemett was a member of the Board of Directors of the Registrant. In 1975 Mr. Wemett started ROC Communications, Inc., a retail distributor of electronics products, which was sold in 2001. Mr. Wemett has been a Director of Technology Innovations, LLC, since its inception in 1999, and has served on the board of OncoVista, LLC, (OVIT) a publicly traded oncology company, since June 2007. Mr. Wemett has been an active fundraiser for Camp Good Days, a non-profit summer camp for children with cancer.

Departure of Directors and Principal Officers

On February 17, 2009, Gary W. Beall resigned from his position as director of the Registrant.

On February 17, 2009, Kent A. Tapper resigned from his position as the Chief Financial Officer of the Registrant. Mr. Tapper claims that he is owed $51,154 in compensation from the Registrant.

On February 18, 2009, John Lanzafame resigned from his position as a director of the Registrant, effective as of said date.

Cathy Fleischer resigned from her positions as director, President and Chief Technical Officer of the Registrant, effective as of such date. As a result of the resignations of Mr. Tapper and Mrs. Fleischer, Mr. Wemett became the sole officer of the Registrant.

The Registrant is not aware of any disagreements between either of Messrs. Beall or Lanzafame or Mrs. Fleischer and any other officer or director of the Registrant.

We are providing the three directors with copies of this current report concurrent with this filing. Should any subsequent communications with any director regarding their respective decision to resign reveal any disagreement between them and the Registrant, the Board of Directors or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

By: /s/ Jim Wemett
Name: Jim Wemett
Title: Acting President and Chief Executive Officer

Date: February 19, 2009